      EX-24.1
Assured Guaranty Ltd.
Power of Attorney
Section 16(a) Reports

The undersigned, in his capacity as a director of Assured Guaranty Ltd., does hereby appoint each of Ling Chow and Dawn Jasiak, his true and lawful attorney, to:
1) Prepare and execute in his name, place and stead, in his capacity as a director of said company, any and all reports required by Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder, and any and all amendments thereto, and all other documents necessary or incidental in connection therewith, and to file or cause to be filed the same with the Securities and Exchange Commission ("SEC");
2) Prepare, execute and file for and on behalf of the undersigned any documents or take any actions necessary or appropriate to update from the Electronic
Gathering and Retrieval Systems of the SEC the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC; and
3) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, in his capacity as a director of Assured Guaranty Ltd., it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in any such attorney-in-fact's discretion.
Said attorneys shall each have full power and authority to do and perform, in the name and on behalf of the undersigned, in any and all capacities, each and every act requisite, necessary or proper to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of any of said attorneys.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 16(a) of the
Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by Assured Guaranty Ltd. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in- fact.

IN TESTIMONY WHEREOF, the undersigned has executed this instrument this 1st day of May, 2025.

/s/ Antonio Ursano, Jr.
Antonio Ursano, Jr.